Exhibit 99.2

Q4 Financial Performance

February 8, 2017

Non-GAAP’ Items and Forward-Looking Statements This presentation contains the following non-GAAP measures: Percentage changes in net sales, excluding currency rate effects (for each segment, and the Company as a whole); Adjusted EBITDA (for each segment, and the Company as a whole); Net debt; and Net income per share attributable to the Company, excluding adjustments. We think such items provide useful information to investors regarding the Company’s core operational performance. See the Company’s earnings release (which accompanies this presentation) for additional information including reconciliations to GAAP measures. This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our fourth-quarter earnings press release dated February 8, 2017, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2013, 2014, and 2015.Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read. 2 et Net Sales by Segment (in thousands, except percentages) Net Sales Three Months ended December 31, 2016 2015 Percent Change Impact of Changes in Currency Translation Rates Percent Change excluding Currency Rate Effect Machine Clothing (MC) $144,744 $145,004 -0.2% ($968) 0.5% Albany Engineered Composites (AEC) 68,302 32,462 110.4%  (201) 111.0% Total $213,046 $177,466 20.0% ($1,169) 20.7% (in thousands)  Net Sales Years ended December 31, 2016 2015 Percent Change Impact of Changes  in Currency Translation Rates Percent Change excluding Currency Rate Effect Machine Clothing (MC) $582,190 $608,581 -4.3% ($2,840) -3.9% Albany Engineered Composites (AEC) 197,649 101,287 95.1% (139) 95.3% Total $779,839 $709,868 9.9% ($2,979) 10.3% 3by Segment

Gross Profit Margin by Quarter
Percentage of Net Sales



55%
50%
45%
40%
35%
30%
45.0%
42.4%
41.9%
43.0%
47.5%
45.2%
48.4%
47.4%
47.9%
47.6%
47.5%
46.8%
41.5%
38.9%
38.2%
38.0%
42.3%
31.7%
42.4%
40.4%
42.1%
38.5%
37.9%
36.3%
Includes 8.1% impact from BR725 charge
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Machine Clothing
Total Company

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ALBANY INTERNATIONAL

EarningsPer SharePer share amounts (Basic) Three Months ended December 31, 2016 2015 Years Ended December 31, 2016 2015  Netincome attributable to the Company, as reported (GAAP) $0.49 $1.17 $1.64 $1.79*  Adjustments: Restructuring expenses, net 0.01 0.21 0.16 0.48  Discrete tax adjustments and effect of change in income tax rate (0.08) (0.93) (0.07) (0.69) Foreign currency revaluation (gains)/losses (0.06) 0.01 (0.07) (0.07) Acquisition expenses - - 0.11 - Gain on sale of investment - - - (0.02) Net income attributable to the Company, excluding adjustments (non-GAAP) $0.36 $0.46 $1.77 $1.49 * Includes $0.28 charge for BR725

Operating and Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

(in thousands)	Three Months ended December 31, 2016				Three Months ended December 31, 2015			
	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	**$39,946**	**$(1,280)**	**($11,836)**	**$26,830**	**$30,342**	**$(1,843)**	**($13,634)**	**$14,865**
Interest, taxes, other income/expense	-	-	(10,844)	(10,844)	-	-	22,601	22,601
Net income (GAAP)	**39,946**	**(1,280)**	**(22,680)**	**15,986**	**30,342**	**(1,843)**	**8,967**	**37,466**
Interest expense, net	-	-	3,854	3,854	-	-	1,935	1,935
Income tax expense/(benefit)	-	-	4,841	4,841	-	-	(26,185)	(26,185)
Depreciation and amortization	8,583	6,433	1,221	16,237	9,425	3,295	2,113	14,833
EBITDA (non-GAAP)	**48,529**	**5,153**	**(12,764)**	**40,918**	**39,767**	**1,452**	**(13,170)**	**28,049**
Restructuring expenses, net	150	526	47	723	8,282	-	1,635	9,917
Foreign currency revaluation (gains)/losses	(2,050)	11	(1,170)	(3,209)	(542)	-	1,092	550
Pretax (income)/loss attributable to non-controlling interest in ASC	-	(160)	-	(160)	-	135	-	135
Adjusted EBITDA (non-GAAP)	**$46,629**	**$5,530**	**($13,887)**	**$38,272**	**$47,507**	**$1,587**	**($10,443)**	**$38,651**

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ALBANY INTERNATIONAL

Operating and Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

	Year ended December 31, 2016				Year ended December 31, 2015			
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	**$152,529**	**($15,363)**	**($45,390)**	**$91,776**	**$141,311**	**($28,478)***	**($48,938)**	**$63,895**
Interest, taxes, other income/expense	-	-	(38,964)	(38,964)	-	-	(6,630)	(6,630)
Net income (GAAP)	**152,529**	**(15,363)**	**(84,354)**	**52,812**	**141,311**	**(28,478)**	**(55,568)**	**57,265**
Interest expense, net	-	-	13,464	13,464	-	-	9,984	9,984
Income tax expense/(benefit)	-	-	25,454	25,454	-	-	(5,787)	(5,787)
Depreciation and amortization	36,428	24,211	6,822	67,461	39,503	12,140	8,471	60,114
EBITDA (non-GAAP)	**188,957**	**8,848**	**(38,614)**	**159,191**	**180,814**	**(16,338)**	**(42,900)**	**121,576**
Restructuring expenses, net	6,069	2,314	(7)	8,376	22,211	-	1,635	23,846
Foreign currency revaluation (gains)/losses	(404)	16	(3,525)	(3,913)	(5,075)	(17)	1,498	(3,594)
Acquisition expenses	-	5,367	-	5,367	-	-	-	-
Gain from sale of investment	-	-	-	-	-	-	(872)	(872)
Pretax (income)/loss attributable to non-controlling interest in ASC	-	(125)	-	(125)	-	20	-	20
Adjusted EBITDA (non-GAAP)	**$194,622**	**$16,420**	**($42,146)**	**$168,896**	**$197,950**	**($16,335)**	**($40,639)**	**$140,976**

* Includes $14 million charge for BR725

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ALBANY INTERNATIONAL

Total Debt (GAAP) and Net Debt* (non-GAAP)$ thousands $80,570 $86,067 $310,287 $295,638 $303,154 $265,683 $255,682 $486,312 $491,808 Dec. 31, 2015 March 31, 2016 June 30, 2016Sept. 30, 2016 Dec. 31, 2016 Net Debt Total Debt *Total debt less cash see table 17 for reconciliation of total debt to net debt